EXHIBIT 99.1
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P R E S S   R E L E A S E
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Contact:      BKF Capital Group, Inc.                Kekst and Company
              Norris Nissim                          Mark Semer or Jim Fingeroth
              212-332-8437                           212-521-4800


            HARVEY BAZAAR JOINS BKF CAPITAL GROUP BOARD OF DIRECTORS
              ANSON BEARD, JR. AND JAMES TISCH STEP DOWN FROM BOARD
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NEW YORK, NY - JANUARY 11, 2006 - BKF Capital Group, Inc. (NYSE:BKF) today announced that Harvey J. Bazaar has joined the company's Board of Directors.
Mr. Bazaar, who will serve on BKF's audit committee, retired from PricewaterhouseCoopers in 2000 as the Global and Americas Leader for the Capital Markets Group. At Coopers & Lybrand, which merged with PriceWaterhouse to form PricewaterhouseCoopers, Mr. Bazaar served on the firm's Executive Committee and as Managing Partner of the New York City office.

The company further announced that Anson Beard, Jr. and James Tisch have resigned from the Board of Directors. The outgoing board members indicated that they were highly supportive of Mr. Bazaar's appointment.

John C. Siciliano, President and Chief Executive Officer, stated: "Harvey's experience as a senior partner at a major public accounting firm combined with his focus on the financial services industry will make him an outstanding addition to our Board of Directors. He joins a group of directors that I am confident will make a valuable contribution to the continuing development of our business.

"In addition, many thanks to Anson Beard and James Tisch for their loyal service to the company over the years and for the support they have given me since my arrival at the firm."

BKF Capital Group operates primarily through its subsidiary BKF Asset Management, Inc., a New York-based investment management firm. Clients include endowments, foundations, pension and profit-sharing plans, registered investment funds and other financial intermediaries. As of December 31, 2005, the firm had approximately $4.5 billion in assets under management.

This press release contains certain statements that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of BKF and statements preceded by, followed by or that include the words "may," "believes," "expects," "anticipates," or the negation thereof, or similar expressions, which constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). For those statements, BKF claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are based on BKF's current expectations and are susceptible to a number of risks, uncertainties and other factors, and BKF's actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include the following: retention and ability of qualified personnel; the performance of the securities markets and of value stocks in particular; the investment performance of client accounts; the retention of significant client and/or distribution relationships; competition; the existence or absence of adverse publicity; changes in business strategy; quality of management; availability, terms and deployment of capital; business abilities and judgment of personnel; labor and employee benefit costs; changes in, or failure to comply with, government regulations; the costs and other effects of legal and administrative proceedings; and other risks and uncertainties referred to in this document and in BKF's other current and periodic filings with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and many of which are beyond BKF's control. BKF will not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. In addition, it is BKF's policy generally not to make any specific projections as to future earnings, and BKF does not endorse any projections regarding future performance that may be made by third parties.